Exhibit 10.10

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

This First Amendment to Revolving Credit Agreement (this “Amendment”) is made as of this 29th day of June, 2018, among CRESCENT CAPITAL BDC, INC., a Delaware corporation (“Borrower”), CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association (“Capital One”), as administrative agent (“Administrative Agent”), and Capital One, as a Committed Lender (in such capacity, the “Increasing Lender”).

W I T N E S S E T H:

WHEREAS, Borrower, Administrative Agent, and Lenders have entered into a certain Revolving Credit Agreement dated as of June 29, 2017, (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which Administrative Agent and the Lenders agreed to provide a revolving credit facility to Borrower in the aggregate principal amount set forth therein, as evidenced by certain Notes (collectively, the “Note”) made by Borrower in favor of each Lender;

WHEREAS, the Borrower has requested an increase in the Maximum Commitment from $75,000,000 to $85,000,000 pursuant to Section 2.15 of the Credit Agreement;

WHEREAS, the Borrower has requested an extension of the Stated Maturity Date pursuant to Section 2.14 of the Credit Agreement; and

WHEREAS, Borrower, Administrative Agent, and Lenders have agreed to make certain other amendments to the Credit Agreement as set forth herein;

NOW, THEREFORE, the parties hereto agree as follows:

1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement and other Loan Documents shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

2. Increase of Maximum Commitment. Pursuant to Section 2.15 of the Credit Agreement, subject to the satisfaction of the conditions set forth in Section 6 hereof, the parties hereto agree and acknowledge that:

(a) effective as of the date hereof, the Maximum Commitment is $85,000,000 and the definition of “Maximum Commitment” set forth in the Credit Agreement is hereby amended to reflect the newly-effective Maximum Commitment; and

(b) Schedule II of the Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule II annexed as Exhibit A hereto.

3. Facility Extension. Pursuant to Section 2.14 of the Credit Agreement (but notwithstanding clause (f) thereof or the requirement in such Section 2.14 that any extension of the Stated Maturity Date be for a term not longer than 364 days), subject to the satisfaction of the conditions set forth in Section 6 hereof, the parties hereto agree and acknowledge that, effective as of the date hereof, the Stated Maturity Date is hereby extended to July 1, 2019. No further extension of the Stated Maturity Date is allowed as a matter of right to the Borrower.

4. Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 6 hereof, the Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Credit Agreement is hereby amended by:

(i) amending and restating the definition of “Availability Period” therein in its entirety as follows:

“Availability Period” means the period commencing on the Closing Date and ending on the earliest of (i) December 31, 2018 and (ii) the Maturity Date.

(ii) amending and restating the definition of “Borrowing Base” therein in its entirety as follows:

“Borrowing Base” means, at any time of determination, the sum of (without duplication) (a) ninety percent (90%) of the aggregate Unfunded Capital Commitments of the Included Investors, (b) sixty percent (60%) of the aggregate Unfunded Capital Commitments of the Designated Investors (subject to subclause (c) of this definition), and (c) from and after the UFCW Threshold Date, eighty percent (80%) of the aggregate Unfunded Capital Commitment of UFCW, in each case as such Unfunded Capital Commitments are first reduced by all applicable Concentration Limits; provided in the event that the Unfunded Capital Commitment of any Investor is increased after the inclusion of such Investor as an Included Investor or Designated Investor, such increased Unfunded Capital Commitment shall not be included in the Borrowing Base unless and until approved by the Administrative Agent and each Lender; provided further, that (i) the foregoing shall be calculated without duplication of any such Unfunded Capital Commitments of HNW Investors to Pooled Vehicle Investors for the corresponding Unfunded Capital Commitments of such Pooled Vehicle Investors, (ii) no Unfunded Capital Commitment of an HNW Investor to a Pooled Vehicle Investor shall be included in the Borrowing Base unless and to the extent that such Pooled Vehicle Investor has a corresponding Unfunded Capital Commitment to the Initial Borrower and (iii) no Unfunded Capital Commitment of a Pooled Vehicle Investor to the Initial Borrower shall be included in the Borrowing Base unless and to the extent that such Pooled Vehicle Investor has corresponding Unfunded Capital Commitments from HNW Investors which are not subject to Exclusion Events that have not been cured in accordance with the provisions hereof; provided further that, from and after the UFCW Threshold Date, the amount of UFCW’s Uncalled Capital Commitment that shall be included in the Borrowing Base at any time shall be limited to a portion thereof that does not at such time exceed forty percent (40%) of the aggregate Borrowing Base as determined hereunder at such time (after giving effect to such limitation); provided further that the amount of Air Force’s Uncalled Capital Commitment that shall be included in the Borrowing Base at any time shall be limited to a portion thereof that does not at such time exceed five percent (5%) of the aggregate Borrowing Base as determined hereunder at such time (after giving effect to such limitation). For the avoidance of doubt, the Unfunded Capital Commitments of an Excluded Investor shall be excluded from the Borrowing Base at all times.

(iii) Adding the following phrase at end of the definition of “Designated Investor”:

Subject to the conditions of this Agreement, from and after the Air Force Threshold Date, Air Force shall be deemed to be approved as a “Designated Investor” by the Administrative Agent and the Lenders.

(iv) adding the following new definitions in appropriate alphabetical order:

“UFCW” means UFCW Northern California Employers Joint Pension Plan.

“UFCW Threshold Date” means the date on which the Borrower shall have delivered to the Administrative Agent an executed Borrowing Base Certificate evidencing that UFCW has made Capital Contributions to the Initial Borrower in an aggregate amount not less than sixty percent (60%) of its Capital Commitment.

“Air Force” means Air Force Aid Society Inc.

“Air Force Threshold Date” means the date on which the Borrower shall have delivered to the Administrative Agent an executed Borrowing Base Certificate evidencing that Air Force has made Capital Contributions to the Initial Borrower in an aggregate amount not less than sixty percent (60%) of its Capital Commitment.

(b) Section 2.2 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

For the avoidance of doubt, the Borrower hereby acknowledges and agrees that until the Maturity Date, notwithstanding that no additional Loans will be made after the end of the Availability Period, it will not permit the Dollar Equivalent of the Principal Obligations to exceed the Available Commitment and will remain obligated to make mandatory prepayments to the extent required under Section 3.5(b) hereof.

(c) Section 2.3(l) of the Credit Agreement is hereby amended by deleting the phrase “during the Availability Period” at the end thereof in its entirety.

(d) Section 2.12 of the Credit Agreement is hereby amended by adding the phrase “or at any time after the end of the Availability Period” at the end of the first sentence thereof, immediately after the phrase “no unused commitment fee shall accrue or be due or owing for a period of sixty (60) days following the Closing Date”.

5. Representations and Warranties. Borrower hereby represents and warrants to Administrative Agent and Lenders that, as of the date hereof:

(a) The representations and warranties of the Credit Parties set forth herein and in the other Loan Documents are true and correct in all material respects on and as of the date of the advance of such Borrowing, with the same force and effect as if made on and as of such date, except with respect to representations and warranties made as of a specific date, which shall be true and correct on and as of such date;

(b) There exists no Potential Default or Event of Default.

(c) This Amendment has been duly authorized, executed and delivered by or on behalf of Borrower and, constitutes the legal and binding obligations of Borrower, enforceable in accordance with its terms, subject to Debtor Relief Laws and equitable principles.

(d) The “Commitment Period” (as that term is defined in the Constituent Documents of the Initial Borrower) has not been terminated or expired.

6. Conditions Precedent to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been satisfied to the satisfaction of, or waived in accordance with Section 12.01 of the Credit Agreement, by Administrative Agent and Lenders;

(a) Administrative Agent shall have received:

(i) a fully executed copy of this Amendment duly executed and delivered by Borrower, Administrative Agent, and Increasing Lender;

(ii) an amended and restated Note, drawn to the order of the Increasing Lender in the amount of its Commitment as increased hereby, duly executed and delivered by Borrower;

(iii) a fully executed fee letter (the “First Amendment Fee Letter”) dated as of the date hereof, duly executed and delivered by the Borrower and Administrative Agent; and

(iv) a certificate of the Borrower dated as of the date hereof signed by a Responsible Officer of the Borrower certifying and attaching the resolutions adopted by the Borrower approving and consenting to this Amendment;

(b) In connection with this Amendment, Administrative Agent shall have received all fees and amounts due and payable hereunder on or prior to the date of this Amendment, including the fees set forth in the First Amendment Fee Letter and, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower hereunder.

(c) No Potential Default or Event of Default shall have occurred and be continuing as of the date of this Amendment.

7. General Terms. This Amendment, which may be executed in multiple counterparts, constitutes the entire agreement of the parties regarding the matters contained herein and shall not be modified by any prior oral or written discussions. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging transmission (e.g. PDF by email) shall be effective as delivery of a manually executed counterpart of this Amendment. The Borrower hereby ratifies, confirms and reaffirms all of the terms and conditions of the Credit Agreement, and each of the other Loan Documents to which it is a party and further acknowledges and agrees that all of the terms and conditions of the Credit Agreement shall remain in full force and effect except as expressly provided in this Amendment. Except where the context clearly requires otherwise, all references to the Credit Agreement in any other Loan Document shall be to the Credit Agreement as amended by this Amendment. This Amendment shall constitute a Loan Document for all purposes.

8. Illegality. Any determination that any provision of this Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Amendment.

9. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS HEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the day and year first written above.

BORROWER: CRESCENT CAPITAL BDC, INC., a Delaware corporation.

By:	/s/ Mike L. Wilhelms
Name: Mike L. Wilhelms
Title: Chief Financial Officer

[Signature page to First Amendment to Revolving Credit Agreement]

ADMINISTRATIVE AGENT AND LENDER: CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent, Managing Agent for the CONA Lender Group, and as Increasing Lender

By:	/s/ Archana Uppal
Name:	Archana Uppal
Title:	Director

[Signature page to First Amendment to Revolving Credit Agreement]

EXHIBIT A

SCHEDULE II

Commitments

Committed Lender Name	Commitment
Capital One, National Association	$85,000,000.00

TOTAL	$85,000,000.00